UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 12, 2019

QUORUM HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37550	47-4725208
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1573 Mallory Lane

Brentwood, Tennessee 37027

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 221-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	QHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities

On June 12, 2019, Quorum Health Corporation (the “Company”) filed a Current Report on Form 8-K (“the Original 8-K”) announcing that MetroSouth Medical Center (“MetroSouth”) in Blue Island, Illinois filed an application with the Illinois Health Facilities and Service Review Board to discontinue hospital operations. At such time, the Company was unable to determine a good faith estimate of the major types of costs or amount or range of amounts that may be incurred in connection with this closure, nor an estimate of the amount or range of amounts of any charges that would result in future cash expenditures, including whether any such charges would be material. The Company is filing this Current Report on Form 8-K/A to amend the Original 8-K to update the disclosures made therein under Item 2.05. No other amendments to the Original 8-K are being made by this Current Report on Form 8-K/A.

On September 30, 2019, the Company ceased operations at MetroSouth. As of September 30, 2019, the Company has incurred $18.4 million of closure costs related to the closure of MetroSouth. These costs include $11.8 million of non-cash losses associated with the disposal or write down of assets that have no future value to the Company, $4.7 million of severance and salary continuation costs and $1.9 million of other costs and fees related to the termination of contracts and other miscellaneous costs. The Company anticipates that in the remainder of 2019 it will incur costs, beyond those already incurred, of approximately $3.0 million to $5.0 million. In addition, beyond 2019, the Company is obligated to maintain patient health records for approximately 25 years with an estimated annual cost of $0.2 million and may incur additional costs to maintain the existing facilities until such time the facility is sold with an estimated annual cost of $1.0 million.

To the extent required by applicable rules, the Company will continue to file additional amendments to the Original 8-K upon the determination of any further material costs and charges, individually or in the aggregate, to be incurred pursuant to this transaction. This Current Report on Form 8-K/A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including those relating to the Company’s expectations regarding costs and charges in connection with the discontinuance of hospital operations at MetroSouth. Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, many of which the Company is unable to predict or control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments, unless required by applicable rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUORUM HEALTH CORPORATION (registrant)

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Executive Vice President
and Chief Financial Officer (principal financial officer)

Date: October 31, 2019